Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS FOURTH QUARTER FINANCIAL RESULTS

Annual Revenue up 6% with Improved Gross Margins

SANTA CLARA, Calif.; July 31, 2008 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its fiscal fourth quarter and year ended June 29, 2008. For the quarter, net revenue was $98.3 million, compared to $87.1 million in the year-ago quarter, a 13% increase.

Net income on a GAAP basis was $0.8 million or $0.01 per diluted share, compared to a net loss of $5.0 million or a loss of $0.04 per diluted share in the year-ago quarter.

Non-GAAP net income for the fiscal fourth quarter of 2008, excluding $1.3 million in stock-based compensation charges and a $0.9 million change in estimate related to our prior restructuring accruals, was $3.0 million or $0.03 per diluted share. That compares to year-ago non-GAAP net income of $0.3 million or $0.00 per diluted share, excluding $1.2 million in stock-based compensation charges, $1.3 million related to the special investigation into historical stock option grants, and $2.9 million in restructuring charges.

For the fiscal year ended June 29, 2008, net revenue was $361.8 million, up 6% from $342.8 million for the prior fiscal year. GAAP net income was $8.4 million or $0.07 per diluted share, compared to a GAAP net loss of $14.2 million or a loss of $0.12 per diluted share in fiscal 2007. Non-GAAP net income was $14.3 million or $0.12 per diluted share, compared to non-GAAP net income of $2.9 million or $0.03 per diluted share in fiscal 2007. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

“With revenue up 13% for the quarter and 6% for the year, we continue to gain momentum with our channels and end users,” said Mark Canepa, president and CEO of Extreme Networks. “Our newer products are being particularly well received in our chosen markets, where there is healthy demand for innovative solutions that scale to meet our customers’ evolving needs.”

For the fiscal fourth quarter of 2008, revenues in North America (U.S., Canada, and Central America) were $45.1 million, revenues in EMEA (Europe, Middle East, Africa, and South America) were $38.8 million, and revenues in Asia (Asia Pacific and Japan) were $14.4 million. That compares to year-ago revenues of $41.5 million in North America, $33.4 million in EMEA, and $12.2 million in Asia.

Cash, short-term investments, and marketable securities were $225.7 million as of June 29, 2008, compared to $231.1 million as of March 30, 2008.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast and replay of the call will be available at http://www.extremenetworks.com/about-extreme/investor-relations.aspx. Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company’s website (www.extremenetworks.com).

Balance Sheet Reclassification

During the quarter, the company reclassified its balance sheet presentation of various accounts related to its sales to distributors. This reclassification more closely aligns to its financial “rights and obligations” related to dealings with its distribution channel. This is a reclassification of information previously disclosed in regulatory filings and does not have any impact on the company’s revenue recognition. The company’s prior period balance sheets have been reclassified to conform to its current presentation. The company has included the prior quarter reclassified balance sheet in the current press release in order to assist in identifying the changes we made. Specifically, the company reclassified the following three items:

•	Cash receivables from distributors have been reclassified from “prepaid expenses and other current assets, net” to “accounts receivable, net;”

•	Deferred revenue associated with distributors has been reclassified from “prepaid expenses and other current assets, net” to “deferred revenue, net of cost of sales to distributors;” and

•

Inventory owned by distributors has been reclassified from “inventories, net” to “deferred revenue, net of cost of sales to distributors,” as an offset to the related deferred revenue, in effect leaving a deferred margin within current liabilities.

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement its consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income and non-GAAP net income per share information. In preparing our non-GAAP information, we have excluded, where applicable, stock compensation (a non-cash charge), costs associated with our special investigation into our historical stock option grants (a non-recurring charge), and the impact of restructuring charges (a non-recurring charge). Because of the non-recurring or infrequent nature and/or non-cash nature of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Consolidated Statement of Operations for the fiscal quarters and 12 months ended June 29, 2008 and July 1, 2007, which are adjusted to exclude share-based compensation expense, costs associated with our special investigation into our historical stock option grants and restructuring charges. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks designs, builds, and installs Ethernet infrastructure solutions that help solve the toughest business communications challenges. The company’s commitment to open networking sets us apart from the alternatives by delivering meaningful insight and unprecedented control to applications and services. Extreme Networks believes that openness is the best foundation for growth, freedom, flexibility and choice. The company is focused on enterprises and service providers who demand high performance, converged networks that support voice, video and data over a wired and wireless infrastructure.

# # #

Extreme Networks and the Extreme Networks logo are either registered trademarks or trademarks of Extreme Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding acceptance of our newer products in the market and our expectations regarding our products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment, our effectiveness in controlling expenses, the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and products; the timing of any recovery in the global economy, risks related to pending or future litigations, and a dependency on third parties for certain components and for the manufacturing of our products. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 29, 2008	March 30, 2008	July 1, 2007
	(unaudited)	(unaudited) (2)	(1), (2)
ASSETS
Current assets:
Cash and cash equivalents	$70,370	$71,886	$71,573
Short-term investments	42,922	48,092	91,599
Accounts receivable, net	64,417	48,690	46,420
Inventories, net	13,942	14,447	21,681
Deferred income taxes	254	400	1,118
Prepaid expenses and other current assets, net	4,654	5,856	5,189

Total current assets	196,559	189,371	237,580
Property and equipment, net	43,348	41,579	43,156
Marketable securities	112,380	111,077	52,683
Other assets, net	13,474	14,811	20,102

Total assets	$365,761	$356,838	$353,521

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,921	$11,793	$21,303
Accrued compensation and benefits	18,956	18,074	14,841
Restructuring liabilities	2,612	2,751	5,532
Accrued warranty	4,824	5,053	7,182
Deferred revenue, net	31,284	32,312	31,797
Deferred revenue, net of cost of sales to distributors	14,138	13,002	11,987
Other accrued liabilities	27,728	23,127	23,263

Total current liabilities	116,463	106,112	115,905
Restructuring liabilities, less current portion	6,777	6,410	8,456
Deferred revenue, less current portion	9,006	9,465	10,286
Deferred income taxes	403	390	688
Other long-term liabilities	1,058	1,169	1,961
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	943,283	941,521	934,540
Treasury stock	(48,303)	(48,303)	(48,303)
Accumulated other comprehensive income	(723)	3,049	572
Accumulated deficit	(662,203)	(662,975)	(670,584)

Total stockholders’ equity	232,054	233,292	216,225

Total liabilities and stockholders’ equity	$365,761	$356,838	$353,521

(1)	Consolidated balance sheet at July 1, 2007 has been derived from audited financial statements.

(2)	The Consolidated Balance Sheets for these periods have been reclassified to conform with the current period presentation related to our distributor business.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Net revenues:
Product	$83,353	$71,863	$302,313	$280,497
Service	14,960	15,235	59,522	62,337

Total net revenues	98,313	87,098	361,835	342,834

Cost of revenues:
Product	33,911	31,398	123,333	124,298
Service	8,272	7,997	33,194	33,341

Total cost of revenues	42,183	39,395	156,527	157,639

Gross profit:
Product	49,442	40,465	178,980	156,199
Service	6,688	7,238	26,328	28,996

Total gross margin	56,130	47,703	205,308	185,195

Operating expenses:
Sales and marketing	28,432	25,893	103,252	102,052
Research and development	16,112	17,314	65,335	67,085
General and administrative	10,931	8,315	34,655	33,638
Restructuring charge	893	2,857	893	4,003

Total operating expenses	56,368	54,379	204,135	206,778

Operating income (loss)	(238)	(6,676)	1,173	(21,583)
Other income, net	1,773	2,217	9,387	9,526

Income (loss) before income taxes	1,535	(4,459)	10,560	(12,057)
Provision for income taxes	762	586	2,178	2,140

Net income (loss)	$773	$(5,045)	$8,382	$(14,197)

Basic and diluted net income (loss) per share:
Net income (loss) per share - basic	$0.01	$(0.04)	$0.07	$(0.12)
Net income (loss) per share - diluted	$0.01	$(0.04)	$0.07	$(0.12)
Shares used in per share calculation - basic	115,944	113,604	115,002	114,122
Shares used in per share calculation - diluted	116,171	113,604	115,345	114,122

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Year Ended
	June 29, 2008	July 1, 2007
Cash flows from operating activities:
Net income (loss)	$8,382	$(14,197)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,193	7,926
Provision for doubtful accounts	416	—
Provision for excess and obsolete inventory	2,172	3,030
Deferred income taxes	578	64
Amortization of warrant	1,349	4,048
Restructuring charge	893	4,003
Loss (gain) on disposal of assets	299	54
Stock-based compensation	5,059	6,183
Changes in operating assets and liabilities, net
Accounts receivable	(18,413)	(1,353)
Inventories	5,567	(9,492)
Prepaid expenses and other assets	5,813	(2,342)
Accounts payable	(4,382)	1,165
Accrued compensation and benefits	4,115	3,083
Restructuring liabilities	(5,492)	(7,057)
Accrued warranty	(2,359)	155
Deferred revenue	360	(279)
Other accrued liabilities	4,616	4,739

Net cash provided by (used in) operating activities	16,166	(270)

Cash flows (used in) provided by investing activities:
Capital expenditures	(7,683)	(4,637)
Purchases of investments	(307,442)	(210,711)
Proceeds from maturities of investments and marketable securities	122,063	213,153
Proceeds from sales of investments and marketable securities	172,009	195,520

Net cash (used in) provided by investing activities	(21,053)	193,325

Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock, net of repurchases	3,684	523
Repurchase of common stock	—	(14,603)
Principal payment on convertible debt	—	(200,000)

Net cash provided by (used in) financing activities	3,684	(214,080)

Net increase (decrease) in cash and cash equivalents	(1,203)	(21,025)
Cash and cash equivalents at beginning of period	71,573	92,598

Cash and cash equivalents at end of period	$70,370	$71,573

Supplemental disclosure of cash flow information:
Interest paid	$—	$3,500
Cash paid for income taxes, net	$996	$5,285

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Net income (loss) - GAAP Basis	$773	$(5,045)	$8,382	$(14,197)

Non-GAAP adjustments
Stock-based compensation expense	$1,335	$1,200	5,059	6,183
Stock option investigation expenses	—	1,298	—	6,916
Restructuring charge	893	2,857	893	4,003

Total Non-GAAP adjustments	$2,228	$5,355	$5,952	$17,102

Net income (loss) - Non-GAAP Basis	$3,001	$310	$14,334	$2,905

Non-GAAP adjustments
Cost of product revenue	$127	$184	$479	$771
Cost of service revenue	68	51	251	359
Sales and marketing	431	401	1,656	2,173
Research and development	423	317	1,554	1,834
General and administrative	286	1,545	1,119	7,962
Restructuring charge	893	2,857	893	4,003

Total Non-GAAP adjustments	$2,228	$5,355	$5,952	$17,102